SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 10/31/2003
FILE NUMBER 811-1424
SERIES NO.: 10


74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                 134,717
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                 119,762
              Class C Shares                  28,420
              Class R Shares                     148
              Investor Class Shares                9
              Institutional Class                 12


74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                $10.69
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                $10.22
              Class C Shares                $10.22
              Class R Shares                $10.66
              Investor Class Shares         $10.69
              Institutional Class           $10.81